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CLYDE BAILEY P.C.
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                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230
                              (210) 699-1287(ofc.)
                       (888) 699-1287 (210) 691-2911 (fax)

                                     Member:
                           American Institute of CPA's

                             Texas Society of CPA's

                                 June 30, 2000


I consent to the use, of my report dated June 30, 2000, in the Form 8K, on the financial statements of Temple Summit Financial Projects, Inc., dated June 30, 2000, included herein and to the reference made to me.

Clyde Bailey